UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549

                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed  by  the  Registrant    X   Filed  by  a  party other than the Registrant
                             ---

Check  the  appropriate  box:
     Preliminary  Proxy  Statement
     Confidential,  for  Use  of  the  Commission  Only  (as  permitted  by Rule
        14a-6(e)(2)
 X   Definitive  Proxy  Statement
---
     Definitive  Additional  Materials
     Soliciting  Material  Pursuant  to  Sec.240.14a-12

                                  CRESTED CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment  of  Filing  Fee  (Check  the  appropriate  box):
 X   No  fee  required.
---
     Fee  computed  on  table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     1)   Title  of each  class  of  securities  to  which  transaction applies:

     2)   Aggregate  number  of  securities  to  which  transaction  applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed  maximum  aggregate  value  of  transaction:

     5)   Total  fee  paid:

                                  CRESTED CORP.

                    MINERALS PLAZA, GLEN L. LARSEN BUILDING
                               877 NORTH 8TH WEST
                            RIVERTON, WYOMING 82501

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD ON THURSDAY, SEPTEMBER 2, 2004


We  are  pleased  to  give  you  notice  of  our Annual Meeting of Shareholders:

Date:     September 2,  2004

Time:     10:00  AM  MST

Place:    877  North  8th  West,  Riverton,  Wyoming  82501

Purpose:       -    Elect  five  directors  to  serve  staggered terms, in three
                    Classes, until the next applicable annual meeting of shareholders, and until their successors have been duly elected or appointed and qualified;

               - Amend the articles of incorporation to authorize an increase of the number of shares of common stock authorized to be issued, from the current 20,000,000 shares, to 100,000,000 shares.

               - Amend the articles of incorporation to provide that directors may only be removed by vote of the shareholders for cause.

               - Adopt a qualified incentive stock option plan and reserve 2,000,000 shares of common stock for issuance on exercise of options which may be granted in the future, provided that at such time as options may be outstanding for 2,000,000 shares, the number of reserved shares shall be automatically increased to always equal not more than 20 percent of the issued and outstanding shares of the company.

               -    Ratify  appointment  of  the  independent  auditors;  and

               - Transact any other business that may properly come before the meeting.


Record Date:   July  7,  2004.  The  stock transfer books will not be closed.

     Your vote is important. Whether or not you plan to attend the meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope. We appreciate your cooperation.


                                        By  Order  of  the  Board  of  Directors


Dated:  July  21 ,  2004                Daniel  P.  Svilar,  Secretary
             ----

INFORMATION  ABOUT  ATTENDING  THE  ANNUAL  MEETING

     Only shareholders of record on July 7, 2004 may vote at the meeting. Only shareholders of record, and beneficial owners on the record date, may attend the meeting. If you plan to attend the meeting, please bring personal identification and proof of ownership if your shares are held in "street name" (i.e., your shares are held of record by brokers, banks or other institutions). Proof of ownership means a letter or statement from your broker showing your ownership of shares on the record date.

     A list of shareholders entitled to vote at the Meeting will be available for inspection by any record shareholder at the Company's principal executive offices in Riverton, Wyoming. The inspection period will begin no later than ten days before the Meeting.

                                  CRESTED CORP.

                    MINERALS PLAZA, GLEN L. LARSEN BUILDING
                               877 NORTH 8TH WEST
                            RIVERTON, WYOMING 82501

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD ON THURSDAY, SEPTEMBER 2, 2004

     The Annual Report to Shareholders, including audited financial statements for the fiscal year ended December 31, 2003, is mailed to shareholders together with these proxy materials on or about July 16, 2004. The proxy materials consist of this proxy statement and notice of annual meeting, the Annual Report, and the Audit Committee Certification, and the Nominating Committee Charter.

     This proxy statement is provided in connection with a solicitation of proxies by the board of directors of Crested Corp. for use at the annual meeting of shareholders (the "meeting") to be held on Thursday, September 2, 2004 and at any adjournments of the meeting.

WHO  CAN  VOTE

     If you held any shares of common stock on the record date (July 7, 2004), then you will be entitled to vote at the meeting. If you held stock in your own name, you may vote directly. If you owned stock beneficially but in the record name (street name) of an institution, you may instruct the record holder how to vote when the record holder contacts you about voting and gives you the proxy materials.

Common  Stock  Outstanding  on  the  Record  Date:  17,133,098  Shares

QUORUM  AND  VOTING  RIGHTS

     QUORUM. A quorum for the meeting will exist if a majority of the voting power of the shareholders is present at the meeting, in person or represented by properly executed proxy delivered to us prior to the meeting. Shares of common stock present at the meeting that abstain from voting, or that are the subject of broker non-votes, will be counted as present for determining a quorum. A broker non-vote occurs when a nominee holding stock in street name or otherwise for a beneficial owner does not vote on a particular matter because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

     VOTING RIGHTS. You are entitled to one vote for each share of Crested Corp. common stock you hold.

     - DIRECTORS. That number of candidates equaling the number of directors to be elected, having the highest number of votes cast in favor of their election are elected. If you abstain from voting, your shares will not be counted for or against any director.

     - AMENDMENTS TO ARTICLES OF INCORPORATION. The proposals to amend the articles of incorporation to increase the authorized common stock, and to allow removal of directors by shareholder vote only for cause, each will be approved if the holders of a majority of the issued and outstanding shares of common stock vote in favor of each respective amendment.

     - ADOPTION OF THE INCENTIVE STOCK OPTION PLAN. The incentive stock option plan will be approved if the number of votes cast in favor exceed the number of votes opposed, in accordance with Colorado law.

     - RATIFICATION OF AUDIT FIRM. Ratification of the appointment of independent auditors will be approved if the number of votes cast in favor exceed the number of votes opposed, in accordance with Colorado law.

     Any other matter which properly comes before the meeting would be approved if the number of votes cast in favor exceed the number of votes opposed, unless Colorado law requires a different approval ratio.

     Abstentions and broker non-votes will have no effect on the election of directors. Abstentions as to all other matters which properly may come before the meeting will be counted as votes against those matters. Broker non-votes as to all other matters will not be counted as votes for or against, and will not be included in calculating the number of votes necessary for approval of these matters.

HOW  YOUR  PROXY  WILL  BE  VOTED;  RECOMMENDATION  OF  THE  BOARD

     The board of directors is soliciting a proxy in the enclosed form to provide you with the opportunity to vote on all matters scheduled to come before the meeting, whether or not you attend in person.

     The board of directors recommends you vote for the director nominees; for the separate amendments to the articles of incorporation to increase the number of authorized common shares, and to allow shareholders to remove directors only for cause; for the incentive stock option plan; and for ratification of management's re-appointment of the audit firm.

GRANTING  YOUR  PROXY

     If you sign properly and return the enclosed form of proxy, your shares will be voted as you specify. If you make no specifications, your proxy will be voted in favor of the four proposals.

     We expect no matters to be presented for action at the meeting other than the items described in this proxy statement. However, in accordance with SEC rule 14a-4(c)(1) the enclosed proxy will confer discretionary authority with respect to any other matter that may properly come before the meeting, including any matter of which we did not have notice at least 45 days before the date of mailing proxy materials for last year's meeting.

REVOKING  YOUR  PROXY

     If you submit a proxy, you may revoke it later or submit a revised proxy at any time before it is voted. You also may attend the meeting in person and vote by ballot, which would cancel any proxy you previously submitted.

PROXY  SOLICITATION

     We will pay all expenses of soliciting proxies for the meeting. In addition to solicitations by mail, arrangements have been made for brokers and nominees to send proxy materials to their principals, and we will reimburse them for their reasonable expenses. We have not hired a solicitation firm for the meeting. Our employees and directors will solicit proxies by telephone or other means, if necessary; these people will not be paid for these services.

REQUIREMENT  AND  DEADLINES  FOR  SHAREHOLDERS  TO  SUBMIT  PROXY  PROPOSALS

     Generally, we will hold the annual meeting on the first Friday of each June (June 3 in 2005). Under the rules of the SEC, if a shareholder wants us to include a proposal in our proxy statement and form of proxy for presentation at our Annual Meeting of Shareholders to be held in June of 2005, the proposal must be received by us in writing at least 150 calendar days in advance of the meeting date (which would be 120 days in advance of the mailing date), at Crested Corp., 877 North 8th West, Riverton, Wyoming 82501; Attention: Daniel P. Svilar, Secretary.

CORPORATE  GOVERNANCE

     Meetings of the Board. The board of directors, which held eleven formal meetings during the year ended December 31, 2003, has primary responsibility for directing management of the business. The board currently consists of five members. The board conferred informally on several other occasions during the year. From time to time the directors also approve various matters by consent minutes without conducting formal meetings.

     ATTENDANCE BY DIRECTORS AT ANNUAL MEETINGS. Although most of the directors attend annual meetings of shareholders, we do not require such attendance. two directors attended the annual meeting in June 2003, but 2 members were available by telephone. The directors attended the regular meeting of the board of directors following the 2003 annual meeting.

     COMMUNICATIONS FROM SECURITY HOLDERS TO THE BOARD OF DIRECTORS. Security holders may send communications to the board of directors, by addressing their communications to Keith G. Larsen, director, or John L. Larsen, director, at 877
N. 8th W., Riverton, Wyoming 82501. The independent directors have established a process for collecting and organizing communications from security holders. Pursuant to this process, Keith and John Larsen will determine which of the communications address matters of substance and should therefore be considered by all directors, and will send those selected communications to all the directors for their consideration.

     AUDIT COMMITTEE. To provide effective direction and review of fiscal matters, the board has established an audit committee. Its current members are John L. Larsen and Michael D. Zwickl. Mr. Zwickl is an independent director under Rule 4200(a)(15) of the National Association of Securities Dealers, Inc.'s listing standards. Mr. Larsen is not independent because he is an officer of the company. The audit committee has the responsibility of reviewing our financial statements, exercising general oversight of the integrity and reliability of our accounting and financial reporting practices, and monitoring the effectiveness of our internal control systems. The audit committee also recommends selection of an auditing firm and exercises general oversight of the activities of our independent auditors, principal financial and accounting officers and employees and related matters.

     The audit committee has reviewed our financial statements for the year ended December 31, 2003 and discussed them with management. The committee also discussed with the independent audit firm the various matters required to be so discussed in SAS 61 (Codification of Statements on Auditing Standards, AU 380). The committee received the written disclosure and the letter from the independent audit firm as required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee), and the committee discussed with the audit firm their independence. Based on the foregoing, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K which was filed with the Securities and Exchange Commission on March 30, 2004.

     The audit committee has adopted a written charter, a copy of which was included in the proxy statement for the June 2003 annual meeting (a copy will be next included with proxy materials for the 2006 annual meeting).

     EXECUTIVE COMMITTEE. The executive committee members are John L. Larsen and Daniel P. Svilar. This committee helps implement the board of directors' overall directives as necessary. This committee usually does not conduct formal meetings (none in 2003).

     MANAGEMENT COST APPORTIONMENT COMMITTEE, established by USE and Crested in 1982, reviews the apportionment of costs between USE and Crested. John L. Larsen and Robert Scott Lorimer are members of this committee.

     COMPENSATION COMMITTEE. The company has not established a compensation committee.

     NOMINATING COMMITTEE AND NOMINATING PROCESS. When needed as determined by the board of directors, the nominating committee considers and recommends to the board of directors individuals who may be suitable to be nominated to serve as directors. Harold F. Herron and Michael D. Zwickl are the nominating committee members. Mr.

Zwickl is independent under criteria established by the NASD. Mr. Herron is not independent because he is an officer of the company.

     The nominating committee has adopted a written charter regarding the company's director nomination process. This charter is not available on the company's website, but is included with this proxy statement. Copies also are available on request (without charge) addressed to Daniel P. Svilar, Secretary, Crested Corp., 877 North 8th West, Riverton, Wyoming 82501.

     Pursuant to its charter, the nominating committee has adopted a policy for consideration of any director candidates recommended by security holders, and may (or may not) recommend to the board of directors that candidate(s) be put on an Annual Meeting election slate and identified in the company's proxy statement, if:

     - At least 150 calendar days before the meeting date, the security holder requests in writing that the nominating committee consider an individual for inclusion as a director nominee in the next proxy statement for an Annual Meeting. The security holder must identify the individual and provide background information about the individual sufficient for the committee to evaluate the suggested nominee's credentials. Such requests should be addressed to Keith G. Larsen, director, or John L. Larsen, Chief Executive Officer, who will forward the requests to the nominating committee.

     -    The  candidate  meets  certain  specific  minimum  qualifications:
          Substantial experience in top or mid-level management (or serving as a director) of public mineral exploration companies, with particular emphasis on understanding and evaluating mineral properties for either financing, exploration and development, or joint venturing with industry partners; contacts with mining or oil and gas industry companies to develop strategic partnerships or investments with the company; and the ability to understand and analyze complex financial statements. A security holder-recommended candidate also will have to possess a good business and personal background, which the nominating committee will independently verify. These same categories of qualifications will be used by the nominating committee in considering any nominee candidate, whether recommended by a security holder, an officer, or another director.

     - Although all security holder-recommended candidates, and all candidates recommended by another director or by an officer, will be evaluated by the nominating committee in good faith, the full board of directors, by majority vote, will make the final decision whether to include an individual on an Annual Meeting election slate and identified in the proxy statement for that Annual Meeting.

     - For the 2004 Annual Meeting, or for the next Annual Meeting, the nominating committee has not received a request from any security holder for consideration of a nominee candidate.

     Three of the director nominees are incumbent directors, re-elected by the shareholders in 2003, and now standing for re-election. Keith G. Larsen and Harold F. Herron were appointed by the board of directors in 2003.

              PRINCIPAL HOLDERS OF VOTING SECURITIES OF THE COMPANY

     The following table sets forth, as of the record date for this Annual Meeting, certain information about the ownership of shares of common stock of the company. Unless otherwise noted, the listed record holder exercises sole voting and dispositive powers, held by each director of U.S. Energy Corp., and by all officers and directors of U.S. Energy Corp., and by Mark J. Larsen (an officer and director of Rocky Mountain Gas, Inc., a subsidiary) over the shares reported as beneficially owned, excluding the shares subject to forfeiture. Voting and dispositive powers for certain shares are shared by or more of the listed holders. Such shares are reported opposite each holder having a shared interest therein, but are only included once in the shareholdings of the group presented in the table.



                                AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                -----------------------------------------
NAME  OF                        VOTING  RIGHTS     DISPOSITIVE  RIGHTS          TOTAL          PERCENT
                              -------------------  -------------------

BENEFICIAL OWNER               SOLE      SHARED     SOLE      SHARED    BENEFICIAL OWNERSHIP  OF CLASS(1)
----------------------------  -------  ----------  -------  ----------  --------------------  -----------
John L. Larsen(2)                 -0-  12,184,733      -0-  12,184,733        12,184,733        71.1%

Keith G. Larsen(2)                -0-  12,184,733      -0-  12,184,733        12,184,733        71.1%

Harold F. Herron(3)             3,466  12,184,733    6,932  12,184,733        12,188,199        71.1%

Don C. Anderson(4)                -0-  12,024,733      -0-  12,024,733        12,024,733        70.2%

H. Russell Fraser(4)              -0-  12,024,733      -0-  12,024,733        12,024,733        70.2%

Michael T. Anderson (4)           -0-  12,024,733      -0-  12,024,733        12,024,733        70.2%

Daniel P. Svilar(5)           191,850  12,184,733  191,850  12,184,733        12,376,583        72.2%

R. Scott Lorimer(6)               -0-  12,184,733      -0-  12,184,733        12,199,733        71.2%

Mark J. Larsen                    -0-         -0-      -0-         -0-               -0-

All officers and
directors of USE as a group
(nine persons)(7)             195,316  12,184,733  195,316  12,184,733        12,395,049        72.3%

     (1) Percent of class is computed by dividing the number of shares beneficially owned plus any options held by the reporting person, by the number of shares outstanding plus the shares underlying options held by that person.

     (2) Consists of 12,024,733 Crested shares held by USE, 100,000 shares held by SGMC and 60,000 shares held by Plateau Resources Limited ("Plateau"), with respect to which shared voting and dispositive powers are exercised as a director with the other directors of those companies.

     3) Consists of 3,466 directly held shares over which Mr. Herron exercises sole voting and investment powers, and the 12,024,733 Crested shares held by USE, 100,000 held by SGMC and 60,000 shares held by Plateau, with respect to which shared voting and dispositive powers are exercised as a USE, SGMC and Plateau director with the other directors of those companies.

     (4) Consists of 12,024,733 Crested shares held by USE which shared voting and dispositive powers are exercised as a director with the other directors of USE.

     (5) Consists of 191,850 directly held shares, over which Mr. Svilar exercises sole voting and dispositive powers. Also includes 12,024,733 Crested shares held by USE, 100,000 held by SGMC and 60,000 shares held by Plateau, with respect to which shared voting and dispositive powers are exercised as a USE, SGMC and Plateau directors with the other directors of those companies.

     (6) Consists of 12,024,733 Crested shares held by USE, 100,000 held by SGMC and 60,000 shares held by Plateau. Total Beneficial Ownership includes 15,000 shares which are subject to forfeiture. None of the company's directors exercise any voting or dispositive powers over these shares. Such powers are exercised by the Crested non-employee director.

     (7) Sole voting and dispositive rights are exercised over 198,782 directly held shares. Shared voting and dispositive rights are exercised over 12,024,733 shares held by USE, 100,000 shares held by SGMC and 60,000 shares held by Plateau. The total beneficial ownership includes 15,000 shares held by an employee which are subject to forfeiture. None of the company's directors exercise any voting or dispositive powers over these shares. Such powers are exercised by the Crested non-employee director.

         PRINCIPAL HOLDERS OF VOTING SECURITIES OF THE COMPANY'S PARENT
                                U.S. ENERGY CORP.

     The following is a list of all record holders who, as of the record date for this Annual Meeting, owned more than 5% of the outstanding shares of common stock of U.S. Energy Corp, and the outstanding common stock beneficially held by each director and nominee, and by all officers and directors as a group, as reported in filings with the SEC, or as otherwise known to us. This list includes shares held by Mark J. Larsen, an officer and director of a subsidiary, but not an officer or director of USE. Except as otherwise noted, each holder exercises the sole voting and dispositive powers over the shares listed opposite the holder's name, excluding the shares subject to forfeiture and those held in ESOP accounts established for the employee's benefit. Dispositive powers over the forfeitable shares held by employees who are not officers and a non-employee director ("Forfeitable Shares") are shared by the USE board of directors. Voting and dispositive powers over forfeitable shares held by the five executive officers of USE (the "Officers' Forfeitable Shares") are shared by the USE non-employee directors (Messrs. Don Anderson, Mike Anderson, and Russell Fraser). The ESOP Trustees (John L. Larsen and Harold F. Herron) exercise voting powers over non-allocated ESOP shares and dispositive powers over all ESOP shares. It should be noted that voting and dispositive powers over certain shares are shared by one or more of the listed holders. Such securities are reported opposite each holder having a shared interest therein.



                                AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                -----------------------------------------
NAME  AND  ADDRESS            VOTING  RIGHTS     DISPOSITIVE  RIGHTS          TOTAL           PERCENT
                           --------------------  -------------------

OF BENEFICIAL OWNER          SOLE      SHARED      SOLE      SHARED    BENEFICIAL OWNERSHIP  OF CLASS(1)
-------------------------  ---------  ---------  ---------  ---------  --------------------  -----------
John L. Larsen*(2)           926,594  1,011,076    926,594  1,379,776         2,428,890        17.8%
201 Hill Street
Riverton, WY 82501

Keith G. Larsen*(3)          670,960    820,415    628,174    835,595         1,492,695        10.9%
4045 Valley Green Circle
Riverton, WY 82501

Harold F. Herron*(4)         253,674    973,226    235,625  1,337,426         1,607,870        11.8%
877 N. 8th W.
Riverton, WY 82501

Don C. Anderson*(5)           89,807    420,720     89,807    443,400           533,207         3.9%
P. O. Box 680
Midway, UT 84049

H. Russell Fraser*(6)         68,252    422,020     68,252    444,700           512,952         3.8%
3453 Southfork Road
Cody, WY 82414

Michael T. Anderson*(7)          -0-    420,720        -0-    443,400           443,400         3.2%
933 Main Street
Lander, WY 82520

Daniel P. Svilar**(8)        501,147    818,915    501,147    817,915         1,431,742        10.5%
580 S. Indiana Street
Hudson, WY 82515

R. Scott Lorimer**(9)        469,963    812,915    418,906    812,915         1,357,998        10.2%
11 Korrel Court
Riverton, WY 82501

Mark J. Larsen**(10)         317,488      4,600    286,184        -0-           317,488         2.3%
513 Westchester Circle
Riverton, WY  82501

All officers and
directors as a group
(nine persons)(11)         3,297,885  1,455,696  3,154,689  1,806,796         5,104,681        37.4%

     *  Director
     ** Officer (Mr. Mark Larsen is president of the company's subsidiary Rocky Mountain Gas, Inc., but he is not an officer of the Company or of USE).

     (1) Percent of class is computed by dividing the number of shares beneficially owned plus any options held by the reporting person, by the number of shares outstanding plus the shares underlying options held by that person.

     (2) Mr. John L. Larsen exercises sole voting powers over 100,000 directly owned shares, 316,513 shares held in a family limited partnership of which Mr. Larsen is the operating manager, 500 shares held in a street name account for his benefit, 58,031 shares held in an Individual Retirement Account ("IRA") established for his benefit, and 493,900 shares underlying options. He exercises shared voting rights over 155,811 shares held by the ESOP, which have not been allocated to accounts established for specific beneficiaries, and shares held by corporations of which Mr. Larsen is a director consisting of 512,359 shares held by Crested Corp. ("Crested"), 125,556 shares held by Plateau Resources Limited ("Plateau"), and 175,000 shares held by Sutter Gold Mining Company ("SGMC"). Mr. Larsen shares the voting rights over such shares with the other directors of those corporations. Mr. Larsen shares voting powers over the unallocated ESOP shares in his capacity as an ESOP Trustee with the other ESOP Trustees. Shares over which sole dispositive rights are exercised consist of 100,000 directly owned shares, 316,513 shares in a family limited partnership, 500 shares held in street name, 58,031 shares held in his IRA, and the 493,900 shares underlying options. Shared dispositive powers are exercised over 501,831 shares held by the ESOP, 22,680 Forfeitable Shares, 512,359 shares held by Crested, 125,556 shares held by Plateau and 175,000 shares held by SGMC. The shares listed under "Total Beneficial Ownership" also include 145,200 Officers' Forfeitable Shares.

     (3) Mr. Keith Larsen exercises sole voting rights over 26,774 directly held shares, 7,500 shares as custodian over shares held for his minor children under the Wyoming Uniform Transfers to Minors Act (the "Custodial Shares"), 42,786 shares held in an ESOP account established for his benefit, 593,900 shares underlying options. He exercises shared voting rights over 7,500 shares held directly by his minor children and shares held by corporations of which Mr. Larsen is a director consisting of 512,359 shares held by Crested, 125,556 shares held by Plateau, and 175,000 shares held by Sutter. Mr. Larsen shares the voting rights over such shares with the other directors of those corporations. Mr. Keith Larsen exercises sole dispositive rights over 26,774 directly held shares, 7,500 Custodial shares, and 593,900 shares underlying options. He exercises shared dispositive rights over 22,680 Forfeitable Shares 512,359 shares held by Crested, 125,556 shares held by Plateau and 175,000 shares held by SGMC. The shares listed under "Total Beneficial Ownership" also include 8,820 Officers' Forfeitable Shares.

     (4) Mr. Herron exercises sole voting powers over 50,425 directly owned shares, 11,000 shares held in an IRA established for his benefit, 4,500 Custodial Shares, 169,700 shares underlying options, and 18,049 shares held in the ESOP account established for his benefit. Shared voting powers are exercised over 4,500 Custodial shares, 155,811 shares held by the ESOP which have not been allocated to accounts established for specific beneficiaries, 512,359 shares held by Crested, 125,556 shares held by Plateau, and 175,000 shares held by Sutter. Sole dispositive powers are exercised over 50,425 directly held shares, 11,000 shares held in his IRA, 4,500 Custodial Shares and 169,700 shares underlying options. Mr. Herron exercises shared dispositive rights over 501,831 shares held by the ESOP, 512,359 shares held by Crested, 125,556 shares held by Plateau and 175,000 shares held by SGMC, and 22,680 Forfeitable Shares. Mr. Herron exercises shared dispositive and voting powers over the shares held by Crested, Sutter and Plateau as a director of those companies with the other directors of those companies and over the ESOP shares in his capacity as an ESOP Trustee with the other ESOP Trustees. The shares listed under "Total Beneficial Ownership" also include 39,450 Officers' Forfeitable Shares.

     (5) Mr. Don Anderson exercises sole voting powers over 34,252 directly held shares, 3,055 shares held in an IRA established for his benefit, and 52,500 shares underlying options. He exercises shared voting powers over 420,720 Officers' Forfeitable Shares. Mr. Anderson exercises dispositive power over 34,252 directly held shares, 3,055 IRA shares, and 52,500 shares underlying his options. He exercises shared dispositive powers over the 22,680 Forfeitable
Shares  and  420,720  Officers'  Forfeitable  Shares.

     (6) Mr. Fraser exercises sole voting rights over 10,752 directly held shares, 4,000 shares held in an IRA for his benefit, 1,000 shares held in a street name account for his benefit and 52,500 shares underlying options. He exercises shared voting rights over 1,300 shares held directly by his wife and 420,720 Officers' Forfeitable Shares. Mr. Fraser exercises sole dispositive rights over 10,752 directly held shares, 4,000 IRA shares, 1,000 held in a street name account for his benefit and 52,500 shares underlying his options. He exercises shared dispositive powers over 1,300 wife's shares, 22,680 Forfeitable Shares, and 420,720 Officers' Forfeitable Shares.

     (7) Mr. Mike Anderson exercises shared voting powers over 420,720 Officers' Forfeitable Shares. He exercises shared dispositive powers over the 22,680
Forfeitable  Shares  and  420,720  Officers'  Forfeitable  Shares.

     (8) Mr. Svilar exercises sole voting powers over 77,439 directly owned shares, 2,125 shares held in joint tenancy with his wife, 26,053 shares held in an IRA established for his benefit, 630 shares held in a street name account established for his benefit, 1,000 Custodial Shares, and 393,900 shares underlying options. He exercises shared voting over 512,359 shares held by Crested 125,556 shares held by Plateau, and 175,000 shares held by Sutter, 1,000 Custodial shares and 5,000 shares held by a private corporation of which he is a director and officer. He exercises sole dispositive power over 77,439 directly held shares, 2,125 joint tenancy shares, 26,053 IRA shares, 630 street name shares, 1,000 Custodial Shares, and 393,900 shares underlying his options. Mr. Svilar exercises shared dispositive rights over 512,359 shares held by Crested, 125,556 shares held by Plateau and 175,000 shares held by SGMC and 5,000 shares held by a private corporation of which he is a director and officer. The shares listed under "Total Beneficial Ownership" also include 112,680 Officers' Forfeitable Shares.

     (9) Mr. Lorimer exercises sole voting rights over 66,673 directly held shares, 51,057 shares held in the ESOP account established for his benefit, and 352,233 shares underlying options. He exercises shared voting over 512,359 shares held by Crested, 125,556 shares held by Plateau, and 175,000 shares held by Sutter. He exercises sole dispositive rights over 66,673 directly held shares, and 352,233 shares underlying options. Mr. Lorimer exercises shared dispositive rights over 512,359 shares held by Crested, 125,556 shares held by Plateau and 175,000 shares held by SGMC. The shares listed under "Total Beneficial Ownership" also include 75,120 Officers' Forfeitable Shares.

     (10) Mr. Mark Larsen is listed in the table because he is president of Rocky Mountain Gas, Inc. ("RMG"), a subsidiary of the company through which the company conducts its primary business. He exercises sole voting over 15,554 shares held directly, 4,600 Custodial Shares, 31,304 shares held in the ESOP account established for his benefit, and 266,030 shares underlying options. He exercises shared voting rights over 4,600 Custodial shares. Mr. Larsen exercises sole dispositive rights over 15,554 shares held directly, 4,600 Custodial shares, and 266,030 shares underlying his options.

     (11) The group exercises sole voting rights over 529,880 directly held shares, 109,175 shares held in joint tenancy, 94,791 shares held in IRAs, 1,130 shares held in street name, 17,600 Custodial Shares, 143,196 ESOP shares and 2,374,663 shares underlying options. Shared voting rights are exercised over 43,650 shares held in IRA accounts for spouses, 17,600 shares held by minor children, 420,720 Officers' Forfeitable Shares, 155,811 shares held in the ESOP which are not allocated to plan participants, 512,359 shares held by Crested, 125,556 shares held by Plateau, 175,000 shares held by SGMC, and 5,000 shares held by private corporations. The sole dispositive shares consist of 529,880 directly held shares, 109,175 shares held in joint tenancy, 94,791 shares held in IRAs, 1,130 shares held in street name, 17,600 Custodial Shares, and 2,374,663 shares underlying options. The group exercises shared dispositive rights over 43,650 shares held in IRA accounts for spouses, 501,831 shares held in the ESOP, 512,359 shares held by Crested, 125,556 shares held by Plateau, 175,000 shares held by SGMC, 5,000 shares held by private corporations, 22,680 Forfeitable Shares, and 420,720 Officers' Forfeitable Shares.

PROPOSAL  1:     ELECTION  OF  DIRECTORS

     At prior Annual Meetings, directors have been elected for one year terms. Now, as permitted by Colorado law and pursuant to the Company's articles of incorporation, the board of directors has now divided the directors into three classes (often referred to as "staggered terms"): Directors in Class 1 (presently Daniel P. Svilar and Michael D. Zwickl) are nominated to be elected for a term expiring at the annual meeting in 2005; directors in Class 2 (presently Keith G. Larsen and Harold F. Herron) are nominated to be elected for a term expiring at the annual meeting in 2006; and the director in Class 3 (presently John L. Larsen) is nominated to be elected for a term expiring at the annual meeting in 2007. Class 1 will not be applicable after the 2004 Annual Meeting.

     If the number of directors should be increased by the board of directors at any time after the Annual Meeting in 2004, the persons appointed to the new positions will serve until the next meeting of shareholders. If those persons are then nominated for election at the next meeting of shareholders, those nominees will be allocated as equally as possible among Classes 2 and 3, by the board of directors. The board of directors has no present intention of increasing the number of directors.

     The board of directors has implemented staggered terms for directors to provide continuity of management. In addition, if Proposal 3, to amend the articles of incorporation to permit shareholders to remove a director only for cause, is approved at the Annual Meeting, the staggered terms will provide some protection for the rights of minority shareholders in the event a hostile takeover is launched. See Proposal 3.

The nominees for directors (all incumbents) for election at the Annual Meeting are:


                               Other                    Meeting at

Name                       positions with     Director  which term
and age                   with the company     since    will expire
----------------------  --------------------  --------  -----------
John L. Larsen (73)     Co-Chairman               1975         2005
                        and CEO (a)(b)(c)

Daniel P. Svilar (75)   Secretary (a)             1980         2005


Keith G. Larsen (45)    Co-Chairman               2003         2006

Harold F. Herron (51)   President (d)             2003         2006

Michael D. Zwickl (56)  Assistant Secretary       1984         2007
                           (b)(d)

     (a)  Member  of  the  executive  committee.
     (b)  Member  of  the  audit  committee.
     (c)  Trustee  of  the  USE  Employee  Stock  Ownership  Plan  (the "ESOP").
     (d)  Member  of  the  nominating  committee.

     Executive officers of the company are elected by the board at the annual directors' meetings, which follow each Annual Shareholders' Meeting, to serve until the officer's successor has been duly elected and qualified, or until death, resignation or removal by the board of directors.

BUSINESS  EXPERIENCE  AND  OTHER  DIRECTORSHIPS  OF  DIRECTORS  AND  NOMINEES.

     JOHN L. LARSEN has been principally employed as an officer and director of USE and the company for more than the past five years. Mr. Larsen is the Chairman of the Board and Chief Executive Officer of USE, and is a Co-Chairman and a director of the company. Mr. Larsen is Chief Executive Officer and Chairman of the board of directors of Plateau Resources, Limited and President and a director of Sutter Gold Mining Company, and he is a director of Rocky Mountain Gas, Inc. and Yellow Stone Fuels Corp.

     KEITH G. LARSEN has been principally employed by the USE and Crested for more than the past five years. He has been a director of USE, its President and Chief Operating Officer since November 25, 1997. Mr. Larsen is also the Chief Executive Officer and a director of Rocky Mountain Gas, Inc., and was appointed a director of the company by the board of directors in 2003.

     HAROLD F. HERRON has been the Vice-President of USE since January 1989, and now is Senior Vice President of USE. Mr. Herron is President and a director of Plateau, Chief Executive Officer and a director of Sutter Gold Mining Company, and a director of Rocky Mountain Gas, Inc. Mr. Herron was the President of The Brunton Company, which was a wholly-owned subsidiary until Brunton was sold in February 1996. Mr. Herron received an M.B.A. degree from the University of Wyoming after receiving a B.S. degree in Business
Administration from the University of Nebraska at Omaha. Mr. Herron was appointed a director, and the President of the Company by the board of directors in 2003.

     MICHAEL D. ZWICKL has been engaged in the private practice of law at Casper, Wyoming for more than the past five years. Mr. Zwickl received a B.S.M.E. degree from the University of Wyoming in 1969. He received a J.D. degree from the University of Wyoming in 1975 and was admitted to the practice of law in Wyoming during that year. Mr. Zwickl is director and president of NUPEC Resources, Inc. which has registered equity securities under the Exchange Act.

     DANIEL P. SVILAR has been General Counsel for USE and Crested for more than the past five years. He also is Secretary of USE. His positions of General Counsel to, and as officers of the companies, are at the will of the board of directors. There are no understandings between Mr. Svilar and any other person pursuant to which he was named as officer or General Counsel. He has no family relationships with any of the other executive officers or directors of USE or Crested.

FILING  OF  REPORTS  UNDER  SECTION  16(A)

     The Company has conducted a review of Forms 3, 4 and 5 (as amended) and certain written representations of persons filing reports with the SEC under
Section 16(a) of the Exchange Act. Based solely upon a review of those reports and written representations, the company believes no director, executive officer, beneficial owner of more than ten percent of the common stock or other person who was otherwise subject to Section 16, failed to file such reports on a timely basis related to transactions occurring in 2003.

INFORMATION  CONCERNING  THE  EXECUTIVE  OFFICER  WHO  IS  NOT  A  DIRECTOR

     The following information is provided pursuant to Item 401 of Reg. S-K, regarding the only executive officer of the company who is not also a director.

     ROBERT SCOTT LORIMER, age 53, has been and Chief Accounting Officer for both USE and Crested for more than the past five years. Mr. Lorimer also has been Chief Financial Officer for both these companies since May 25, 1991, their Treasurer since December 14, 1990, and Vice President Finance since April 1998. He serves at the will of the board of directors. There are no understandings between Mr. Lorimer and any other person, pursuant to which he was named as an officer, and he has no family relationship with any of the other executive officers or directors of USE or Crested.

EXECUTIVE  COMPENSATION

     Under a Management Agreement dated August 1, 1981, USE and Crested share certain general and administrative expenses, including compensation of the officers and directors of the companies (but excluding directors' fees) which have been paid through the USECC Joint Venture ("USECC"). Substantially all the work efforts of the officers of USE and Crested are devoted to the business of both companies.

     All USECC personnel are USE employees, in order to utilize USE's ESOP as an employee benefit mechanism. The company charges USECC for the direct and indirect costs of its employees for time spent on USECC matters, and USECC charges one-half of that amount to each of Crested and USE.

     The following table sets forth the compensation paid to the USE Chief Executive Officer, and the four USE executive officers, and Mark J. Larsen, President of RMG, in 2001, 2002 (and the seven months ended December 31, 2002), and 2003. USE (and the Company) changed their fiscal year in 2002 from the (former) period ending May 31, to the calendar fiscal year ending December 31.

                           SUMMARY COMPENSATION TABLE


                                                               Long Term Compensation
                                                            -----------------------------
                                    Annual Compensation         Awards          Payouts
                               ----------------------------------------------------------
(a)                      (b)       (c)       (d)     (e)       (f)        (g)        (h)      (i)

                                                              Other
Name                                                Annual  Restricted                    All Other
and                                                 ompen-    Stock                  LTIP   Compen-
Principal                                           sation   Award(s)    Options/   Payouts  sation
Position                Year    Salary($)  Bonus($)   ($)      ($)        SARs(#)     ($)    ($)(1)

John L. Larsen           2003   $174,800  $25,300(2)  $-0-  $117,200(6)      -0-      $-0-  $22,700
    CEO and Chairman     2002*   109,500    7,500(3)   -0-         -0-     97,000(9)   -0-   11,700
                          2002   152,000   18,000(4)   -0-    78,000(7)   100,000(9)   -0-   17,000
                          2001   153,000    4,300(5)   -0-   107,000(7)  184,400(10)   -0-   15,700

  Keith G. Larsen         2003  $156,000  $40,000(2)  $-0-  $ 62,000(6)         -0-   $-0-  $22,700
    President and        2002*    90,000    7,200(3)   -0-         -0-     97,000(9)   -0-    9,700
    COO                   2002   152,300   17,700(4)   -0-         -0-    100,000(9)   -0-   17,000
                          2001   153,900    3,600(5)   -0-         -0-   309,400(10)   -0-   15,700

  Daniel P. Svilar        2003  $149,400  $24,700(2)  $-0-  $103,400(6)         -0-   $-0-  $22,700
    General Counsel      2002*    86,200    6,900(3)   -0-         -0-     97,000(9)   -0-    9,300
    and Secretary         2002   149,400   17,400(4)   -0-    58,500(7)   100,000(9)   -0-   16,700
                          2001   140,400    4,000(5)   -0-    80,250(7)  121,900(10)   -0-   14,400

  Harold F. Herron        2003  $106,200  $65,800(2)  $-0-  $ 89,600(6)         -0-   $-0-  $22,700
    Sr. Vice President   2002*    60,500   27,800(8)   -0-         -0-     97,000(9)   -0-    8,800
                          2002    99,500   53,600(8)   -0-   39,000 (7)   100,000(9)   -0-   15,300
                          2001    96,400   40,800(8)   -0-    53,500(7)   96,900(10)   -0-   13,700

  R. Scott Lorimer        2003  $135,700  $24,000(2)  $-0-  $ 89,600(6)         -0-   $-0-  $22,700
    Treasurer            2002*    83,500    6,800(3)   -0-         -0-     97,000(9)   -0-    9,000
    and CFO               2002   141,000   17,000(4)   -0-   39,000 (7)   100,000(9)   -0-   15,800
                          2001   136,900    3,900(5)   -0-    53,500(7)  121,900(10)   -0-   14,100

  Mark J. Larsen        2003**  $120,000  $33,300(2)  $-0-  $      -0-          -0-   $-0-  $17,400
   President of RMG


     *  For  seven  months  June  1,  2002  to  December  31,  2002

     ** Mr. Larsen became President of RMG on October 15, 2003. Compensation paid to Mr. Larsen as an employee of USE (not an officer) before that date is not included in the table.

     (1)  Dollar  values  for  ESOP  contributions.

     (2) Consists of a bonus granted to officers and employees after the conclusion of the formation of Pinnacle Gas and an additional bonus granted to officers and employees after the successful release of a portion of the cash bond for reclamation of the Shootaring Canyon uranium mill and a Christmas Bonus. Mr. Herron was instrumental in growing The Brunton Company to the level that it could be sold to a third party. For his efforts USE granted Mr. Herron a bonus which is paid out over several years, ending in August 2004. See note (8) for data on payments prior to 2003. A break down of the bonuses paid to the officers of USE during the year ended December 31, 2003 is as follows:


                      Pinnacle  Shootaring   Brunton  Christmas

Name                   Bonus       Bonus      Bonus     Bonus
--------------------  -------     -------    -------   -------
John L. Larsen        $10,000     $ 7,500    $         $7,800
Keith G. Larsen        25,000       7,500               7,500
Daniel P. Svilar       10,000       7,500               7,200
Harold F. Herron       10,000      12,500     36,900    6,400
Robert Scott Lorimer   10,000       7,500               6,500
Mark J. Larsen         20,000       7,500               5,800

     (3) Consists of Christmas bonus amounts granted to employees during the seven month period ended December 31, 2002.

     (4) Consists of $10,000 bonus granted to officers and employees after the conclusion of a coalbed methane gas transition, and a Christmas bonus granted to employees. The Christmas bonus amounts granted for John L. Larsen, Keith G. Larsen, Daniel P. Svilar, Harold F. Herron and Robert
     Scott Lorimer during the fiscal year ended May 31, 2002 were $8,000, $7,700, $7,400, $6,700 and $7,000, respectively.

     (5)  Consists  of  a  Christmas  bonus  paid  in  fiscal  2001.

     (6) Consists 20,000 shares issued to each officer pursuant to USE's 2001 Stock Compensation Plan. Under the terms of the plan each officer is to receive 10,000 shares of USE's common stock or some other portion as approved by the USE Compensation Committee. There were no issuances of shares under the plan during the years ended May 31, 2001 and 2002 or the seven months ended December 31, 2002. The issuance of these shares to the officers was therefore retroactive for the funding of the shares due each officer for 2002 and 2003. USE has agreed under the terms of the plan to pay all taxes due. The officer has agreed not to sell these shares to the market or pledge them on obligations until after his (i) retirement; (ii) total disability or (iii) in the case of the death of the officer his estate may sell the shares of stock. Also includes shares issued under the 1996 stock award program multiplied by $3.50 (the closing market price on the issue date for the year ending December 31, 2003). These shares are subject to forfeiture on termination of employment, except for retirement, death or disability. If the company were to pay a stock dividend, dividends would be paid on these shares. The shares issued to each officer were 15,774, 11,830, 7887 and 7887 shares to John L. Larsen, Daniel P. Svilar, Harold F. Herron and Robert Scott Lorimer, respectively. This is the final funding under USE's 2001 Stock Compensation Plan.

     (7) Consists of shares issued under the 1996 stock award program multiplied by $5.35 and $3.90 (the closing market price on the issue dates for former fiscal years 2001 and 2002 respectively) These shares are subject to forfeiture on termination of employment, except for retirement, death or disability. If USE were to pay a stock dividend, dividends would be paid on these shares. The following table lists the number of shares issued to each executive each year.


                    Number  of  Shares
                    ------------------

          Name               2001    2002
          ----------------  ------  ------
          John L. Larsen    20,000  20,000
          Keith G. Larsen      -0-     -0-
          Daniel P. Svilar  15,000  15,000
          Harold F. Herron  10,000  10,000
          R. Scott Lorimer  10,000  10,000


     (8) Mr. Herron was instrumental in growing The Brunton Company to the level that it could be sold to a third party. For his efforts, USE granted Mr. Herron a bonus which is paid out over several years, ending in August 2004. The amount of the bonus paid was $21,200 $36,900, and $36,900 for the seven months ended December 31, 2002, and the fiscal years ended May 31, 2002 and 2001, respectively. The total bonus paid to Mr. Herron also includes a bonus of $6,600 for the seven months ended December 31, 2002, and $6,700 and $3,900 for fiscal years ended May 31, 2002 and 2001, respectively, and a $10,000 bonus paid in 2002 to officers and employees after the conclusion of a coalbed methane gas transaction.

     (9)  Stock  options  granted  pursuant to USE's 2001 Incentive Stock Option
     Plan. See details of the options under "Grants to Executive Officers (Qualified and Nonqualified)" below.

     (10) Stock options granted pursuant to USE's 1998 Incentive Stock Option Plan. See details of the options under "Grants to Executive Officers (Qualified and Nonqualified)" below.

EXECUTIVE  COMPENSATION  PLANS  AND  EMPLOYMENT  AGREEMENTS

     USE has adopted a plan to pay the dependants of Messrs. J. Larsen and Svilar amounts equivalent to the salaries they are receiving at the time of their death, for a period of one year after death, and reduced amounts for up to five years thereafter. The amounts to be paid in such subsequent years have not yet been established, but would be established by the boards of directors of USE and the company.

     Mr. Svilar has an employment agreement with USE and the Company, which provides for an annual salary in excess of $100,000, with the condition that Mr. Svilar pay an unspecified amount of expenses incurred by him on behalf of the company and its affiliates. In the event Mr. Svilar's employment is involuntarily terminated, he is to receive an amount equal to the salary he was being paid at termination, for a year. If he should voluntarily terminate his employment, USE and Crested will pay him that salary for nine months thereafter. The foregoing is in addition to Mr. Svilar's Executive Severance and Non-Compete Agreement with USE (see below).

     In fiscal 1992, USE signed Executive Severance and Non-Compete Agreements with Messrs. John L. Larsen, Svilar and Lorimer, providing for payment to such person upon termination of his employment with USE, occurring within three years after a change in control of the company, of an amount equal to (i) severance pay in an amount equal to three times the average annual compensation over the prior five taxable years ending before change in control, (ii) legal fees and expenses incurred by such persons as a result of termination, and (iii) the difference between market value of securities issuable on exercise of vested options to purchase securities in USE, and the options' exercise price. These Agreements also provide that for the three years following termination, the terminated individual will not compete with USE in most of the western United States in regards to exploration and development activities for uranium, molybdenum, silver or gold. During fiscal 2001, USE signed similar Agreements with Keith Larsen, Mark Larsen, Richard Larsen, and Harold Herron. For such non-compete covenant, such persons will be paid monthly over a three year period an agreed amount for the value of such covenants. These Agreements are intended to benefit the company's shareholders, by enabling such persons to negotiate with a hostile takeover offeror and assist the board of directors concerning the fairness of a takeover, without the distraction of possible tenure insecurity following a change in control.

     The Company and USE provide all employees with certain forms of insurance coverage, including life and health insurance, with the exception of Messrs. John L. Larsen and Daniel P. Svilar. The company and USE reimburse Messrs. John Larsen and Svilar for their medicare supplement premiums. The health insurance plan does not discriminate in favor of executive employees; life insurance of $200,000 is provided to each member of upper management (which includes all persons in the compensation table), $100,000 of such coverage is provided to middle-management employees, and $90,000 of such coverage is provided to other employees.

     EMPLOYEE STOCK OWNERSHIP PLAN ("ESOP"). An ESOP has been adopted to encourage ownership of the common stock by employees, and to provide a source of retirement income to them. The ESOP is a combination stock bonus plan and money purchase pension plan. It is expected that the ESOP will continue to invest primarily in the common stock of USE. Messrs. J. Larsen and Herron are the trustees of the ESOP.

     Contributions to the stock bonus plan portion of the ESOP are discretionary and are limited to a maximum of 15% of the covered employees' compensation for each accounting year. Contributions to the money purchase pension portion of the ESOP are mandatory (fixed at ten percent of the compensation of covered employees for each year), are not dependent upon profits or the presence of accumulated earnings, and may be made in cash or shares of USE's common stock.

     USE made a contribution of 76,794 shares to the ESOP for the twelve months ended December 31, 2003, all of which were contributed under the money purchase pension plan. At the time the shares were contributed, the market price was $3.10 per share, for a total contribution with a market value of $236,400 (which has been funded by the Company). The company and USE each are responsible for one-half of that amount. 37,204 of the shares were allocated to the ESOP accounts of the executive officers of USE and the president of Rocky Mountain Gas, Inc. Additionally, 5,166 shares were allocated to the ESOP accounts of these same individuals from ESOP shares forfeited by terminated employees who were not fully vested.

     Employee interests in the ESOP are earned pursuant to a seven year vesting schedule; after three years of service, the employee is vested to 20% of the ESOP account, and thereafter at 20% per year. Any portion which is not vested is forfeited upon termination of employment, other than by retirement, disability, or death.

     The maximum loan outstanding during the twelve months ended December 31, 2003 under a loan arrangement between USE and the ESOP was $927,013 at December 31, 2003. Interest owed by the ESOP was not booked by USE or the company. The company pays one-half of the amounts contributed to the ESOP by USE. Because the loans are expected to be repaid by contributions to the ESOP, the company may be considered to indirectly owe one-half of the loan amounts to USE.

     401(K) PLAN. In first quarter 2004, USE established a traditional qualified 401(k) plan for employees, by which USE will match $0.50 for each $1.00 contributed by participating employees, up to an annual $4,000 per employee maximum contribution by USE. Through March 31, 2004, USE has contributed $3,382 to this plan. Plan eligibility and vesting rules are uniform for all employees, including executive officers.

     1998 INCENTIVE STOCK OPTION PLAN. USE's 1998 Incentive Stock Option Plan ("1998 ISOP") reserved an aggregate of 2,750,000 shares of common stock for issuance upon exercise of options granted thereunder.

     Options expire no later than ten years from the date of grant, and upon termination of employment for cause. Subject to the ten year maximum period, upon termination, unless terminated for cause, options are exercisable for three months or in the case of retirement, disability or death, for one year.

     Options on 1,494,146 shares are outstanding. No more options will be issued under the 1998 ISOP.

     2001 INCENTIVE STOCK OPTION PLAN ("2001 ISOP"). The U.S. Energy 2001 ISOP was approved at the 2001 Annual Meeting of Shareholders, and provides for the issuance of options to purchase up to 3.0 million shares of USE common stock; the options are intended to qualify under section 422 of the Internal Revenue Code. Options are issued at exercise prices equal to (or for holders of 10% or more of the outstanding stock at the time, 110% of) market price on grant dates, and would vest (become exercisable) at various times as determined by the executive committee and approved by the board of directors. All options are exercisable for cash, or through other means as determined by the executive committee and approved by the board of directors, in accordance with similar plans of public companies.

     In 2003, no options were granted, and previously granted options on 275,621 shares were exercised.

     At the Annual Meeting of USE Shareholders held in June 2004, the shareholders approved an amendment to the 2001 ISOP, such that the number of shares authorized always shall equal 20% of the total issued and outstanding shares of common stock.

             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                          OPTION/SAR VALUES AT 12/31/03

     The following table shows options on U.S. Energy Corp. common stock exercised during the twelve months ended December 31, 2003, options exercisable at December 31, 2003, and options exercisable and the dollar values for in-the-money options, at December 31, 2003 (closing market price on that date was $2.98).

(a)                      (b)                  (c)         (d)              (e)            (f)
                                                                                        Value of
                     In Twelve Months Ended 12/31/03    Number of       Number of      In-the-Money
                     -------------------------------
                     Shares                            Options/SARS    Options/SARs   Options/SARs
                     Acquired               Value       at 12/31/03     at 12/31/03    at 12/31/03
Name                 on Exercise (#)      Realized($)   Exercisable     Exercisable    Exercisable
-------------------  --------------------------------  --------------  -------------  -------------

John L. Larsen,          -0-                -0-             34,782         34,782     $   3,652 (1)
CEO                      -0-                -0-             77,718         77,718     $  76,164 (2)
                         -0-                -0-            184,400        184,400     $ 106,952 (3)
                         -0-                -0-            100,000        100,000     $ (92,000)(4)
                         -0-                -0-             97,000         97,000     $  70,810 (5)

Keith G. Larsen          -0-                -0-             34,782         34,782     $   3,652 (1)
President                -0-                -0-             52,718         52,718     $  51,664 (2)
                         -0-                -0-            309,400        309,400     $ 179,452 (3)
                         -0-                -0-            100,000        100,000     $ (92,000)(4)
                         -0-                -0-             97,000         97,000     $  70,810 (5)


Harold F. Herron,        -0-                -0-             34,782         17,391     $   1,826 (1)
Sr. Vice President       -0-                -0-             40,218         20,109     $  19,707 (2)
                         -0-                -0-             67,400         33,700     $  19,546 (3)
                         -0-                -0-            100,000         50,000     $ (46,000)(4)
                         -0-                -0-             97,000         48,500     $  35,405 (5)

Daniel P. Svilar         -0-                -0-             34,782         34,782     $   3,652 (1)
Secretary                -0-                -0-             40,218         40,218     $  39,414 (2)
                         -0-                -0-            121,900        121,900     $  70,702 (3)
                         -0-                -0-            100,000        100,000     $ (92,000)(4)
                         -0-                -0-             97,000         97,000     $  70,810 (5)

R. Scott Lorimer         -0-                -0-             34,782         34,782     $   3,652 (1)
Treasurer                -0-                -0-             40,218         40,218     $  39,414 (2)
                         -0-                -0-             80,233         80,233     $  46,535 (3)
                         -0-                -0-            100,000        100,000     $ (92,000)(4)
                         -0-                -0-             97,000         97,000     $  70,810 (5)

Mark J. Larsen           -0-                -0-             27,782         27,782     $   2,917 (1)
President of RMG         -0-                -0-              -0-            -0-       $     -0- (2)
                       10,000           $  27,800 (6)       51,248         41,248     $  23,924 (3)
                         -0-                -0-            100,000        100,000     $ (92,000)(4)
                         -0-                -0-             97,000         97,000     $  70,810 (5)

          (1) Equal to $2.98, the closing market price on December 31, 2003, less $2.00 per share option exercise price, multiplied by all shares exercisable.

          (2) Equal to $2.98, the closing market price on December 31, 2003, less $2.875 per share option exercise price, multiplied by all shares exercisable.

          (3) Equal to $2.98, the closing market price on December 31, 2003, less $2.40 per share option exercise price, multiplied by all shares exercisable.

          (4) Equal to $2.98, the closing market price on December 31, 2003, less $3.90 per share option exercise price, multiplied by all shares exercisable.

          (5) Equal to $2.98, the closing market price on December 31, 2003, less $2.25 per share option exercise price, multiplied by all shares exercisable.

          (6) Equal to $5.18, the closing market price on the date of exercise, less $2.40 per share option exercise price, multiplied by the number of options exercised. No shares acquired on exercise of these options have been sold.

     1996 Stock Award Program. USE had an annual incentive compensation arrangement for the issuance of up to 67,000 shares of common stock each year (from 1997 through 2002) to executive officers of USE, in amounts determined each year based on earnings of USE for the prior fiscal. A total of 392,536 shares were issued under this program. USE's compensation committee did not award any shares under this program during the seven months ended December 31, 2002; 43,378 shares were issued in 2003 to close out the program.

     One-half of the compensation expense under the program was and is the responsibility of Crested.

     Each allocation of shares was issued in the name of the officer, and is earned out (vested) over 5 years, at the rate of 20% as of May 31 of each year following the date of issue. However, none of the vested shares become available to or come under the control of the officer until termination of employment by retirement, death or disability. Upon termination, the share certificates will be released to the officer; until termination, the certificates are held by the Treasurer of USE. Voting rights are exercised over the shares by the non-employee directors of USE; dividends or other distributions with respect to the shares will be held by the Treasurer for the benefit of the officers.

     The number of shares awarded each year out of such 67,000 shares aggregate limit was determined by the compensation committee.

     2001 STOCK COMPENSATION PLAN. The USE shareholders approved the 2001 Stock Compensation Plan (the "plan") at the 2001 Annual Shareholders Meeting.

     The plan has an initial term of seven years, with up to 10,000 shares of common stock to be issued in January of each year to six individuals (five officers of U.S. Energy Corp: John L. Larsen, Keith G. Larsen, Robert Scott Lorimer, Harold F. Herron, Daniel P. Svilar, and Mark J. Larsen, president and a director of Rocky Mountain Gas, Inc.). The number of shares to be issued in any year is determined by the compensation committee and approved by the independent directors, taking into account our public stock prices at the date of grant and during the prior calendar year, USE's financial condition and business prospects, and other factors deemed appropriate. USE pays the income taxes owed by recipients as a result of receipt of the stock.

     The stock recipients have agreed not to sell or transfer such shares during their employment with the company. As of December 31, 2003, 100,000 shares had been granted under the Plan (20,000 shares each to John L. Larsen, Keith G. Larsen, Robert Scott Lorimer, Harold F. Herron, and Daniel P. Svilar). No shares were issued under the Plan in 2001 or 2002. Mark J. Larsen will be first eligible to receive shares under the Plan in 2005.

     The 2001 Stock Compensation Plan is now the sole mechanism for compensating management with stock, however options may be granted to management and others under the USE 2001 ISOP. This plan is designed to reward executives with equity, and encourage them to increase their ownership of USE and not sell their shares in the market.

     If the Crested shareholders approve the incentive stock option plan at the 2004 Annual Meeting, and if in the future the company pursues a different line of business (see Proposal 2), Crested's plan would be the sole means of providing equity compensation to the officers of Crested for service to Crested.

DIRECTORS'  FEES  AND  OTHER  COMPENSATION

     The company pays non-employee directors a fee of $150 per meeting attended. All directors are reimbursed for expenses incurred with attending meetings.

     Non-employee directors are compensated for services with $400 per month, payable each year by the issue of shares of Crested common stock based on the closing stock market price as of January 15.

     A Management Cost Apportionment Committee was established by USE and the company in 1982, for the purpose of reviewing the apportionment of costs between USE and the company. John L Larsen and Scott Lorimer are members of this Committee. The Committee had no meetings during 2003.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Debt Owed by a Director. In the early 1990s, Harold F. Herron, an officer and director, had been living in and caring for a house owned by U.S. Energy Corp. In fiscal 1995, Mr. Herron purchased the house for $260,000 (equal to appraised value), and was reimbursed by USE for $22,830 of leasehold improvements he had made to the property. USE accepted a promissory note for $112,170 of the purchase price, with 7% annual interest; a payment schedule was entered into and Mr. Herron is current in his payments on the note. This note was a nonrecourse note secured by 30,000 shares of USE's common stock owned by Mr. Herron. At December 31, 2003, he owed $90,300 on the note. During 2003, he gave up 5,000 shares of the collateral to reduce the debt. The collateral now consists of 10,000 shares of USE.

     Family Employment. Three of John L. Larsen's sons and one grandson are employed by USECC or subsidiaries of the company. Collectively, Mr. Larsen and his family members received $854,000 in total compensation (including salary, bonuses, restricted stock awards, options and other compensation) for services during the twelve months ended December 31, 2003. Not included is 2003 compensation paid to two sons-in-law who ceased working for USECC or subsidiaries of the company (including Peter Schoonmaker, who is now employed by Pinnacle Gas Resources, Inc., a minority-owned subsidiary).

     TRANSACTIONS INVOLVING USECC AND CRESTED. USE and the Company conduct most activities through their equally-owned joint venture USECC. From time to time USE and the company advance funds to or make payments on behalf of USECC, which create intercompany debt. The party extending funds is subsequently reimbursed by the other venturer. Crested owed USE $9,403,300 at December 31, 2003.

PROPOSAL 2: AMENDMENT TO ARTICLES OF INCORPORATION (INCREASE AUTHORIZED COMMON STOCK)

     Present Capital Structure. The Company's articles of incorporation authorize the issuance of 20,000,000 shares of common stock ($0.001 par value), and 100,000 shares of preferred stock ($0.001 par value). As of the record date for the Annual Meeting, 17,133,098 shares of common stock are issued and outstanding. No shares of preferred stock have been issued.

     Shares of common stock may be issued by authority of the board of directors, without shareholder approval, for such consideration and on such other terms as the board determines are appropriate. One or more series of preferred stock may be created by authority of the board of directors, without shareholder approval, to establish for a series a dividend rate, voting rights, liquidation preference, redemption or conversion rights, and other features. No series of preferred stock has been created.

     The  Company  is  a  Colorado  corporation.

     PROPOSED CAPITAL STRUCTURE. The board of directors recommends that the shareholders approve an amendment to the articles of incorporation, to increase the number of shares of authorized common stock to 100,000,000. This amendment would not change the current authority of the board of directors to issue shares. No change in the authorized number of preferred shares would be made.

     REASON  FOR  THIS  PROPOSAL

     The Company has been a subsidiary of, and run its business activities parallel to, U.S. Energy Corp. for many years. USE owns 71.5% of the company's stock, and the company owed USE $9,403,300 at December 31, 2003. Without funds to operate its share of the business activities conducted with USE, this indebtedness has been steadily increasing for more than the past 10 years, as USE has paid for the Company's general and administrative expenses and operating expenses.

     We expect the Company's debt to USE will increase up to the time when the litigation with Nukem is resolved. See the Annual Report for details on this litigation. If the litigation is resolved in favor of USE and the Company, the aggregate cash award to both companies could exceed $20,000,000. In that event, it is likely the Company will pay all, or a significant portion of its debt to USE, and at the same time negotiate with USE to reorganize the company's business to sell a significant portion of its mineral assets and investments in co-owned subsidiaries to USE (for stock in USE, for cash, for USE assuming the Company's share of mining properties reclamation costs, or a combination of the preceding).

     Even if the Nukem litigation is not resolved in favor of the companies, or if favorably resolved but the cash award is less than $20,000,000, the Company intends to negotiate with USE to reorganize its business.

     The objective will be to establish the Company as a stand alone entity. USE will continue to be a major shareholder, but the Company will conduct, and be financially responsible for its own business activities. Future business could continue to be in the minerals and oil and gas industries, or in other activities. The Company may, or may not, participate with USE in future projects.

     There are no agreements or understandings in principle between the Company and USE about how the Company's business might be reorganized, and the companies have not initiated discussions about a reorganization. Any reorganization will be subject to approval by the boards of directors and shareholders of both companies.

     As a first step in the strategy to make the Company a stand alone entity, the board of directors has determined that the authorized common stock should be increased. In advance of (or following) a reorganization of its business with USE, the additional stock may be used to raise capital for the Company's independent business activities, or to acquire properties or operating companies. However, there are no current plans, agreements or understandings between the Company and any one to issue stock for these or other purposes.

PROPOSAL 3: AMENDMENT TO ARTICLES OF INCORPORATION (PERMIT REMOVAL OF DIRECTORS BY SHAREHOLDER VOTE ONLY FOR CAUSE)

     PAST  AND  PRESENT  LAW

     When the Company was incorporated in 1970, Colorado law permitted removal of directors by shareholder vote, with or without cause. The Colorado Business Corporation Act, enacted in 1994, allows a company's shareholders to remove directors with, or without cause, but only for cause if a provision to that effect is contained in the company's articles of incorporation. "For cause" is not defined in the Colorado Business Corporation Act, but circumstances which might constitute grounds for shareholders to seek removal might include (but not be limited to) evidence of a director's breaching his fiduciary duties to the company or its shareholders, or events of a personal nature or involving business activities outside the Company which have rendered the person unfit for continued service as a director.

     Under Colorado law, a shareholder meeting for any purpose, including removal of one or more directors, may be called by the board of directors, and shall be called by the company at the demand of the holders of shares representing at least 10% of all votes entitled to be cast on any issue proposed to be considered at the meeting.

     REASON  FOR  THIS  PROPOSAL

     If the articles of incorporation are not amended as proposed, then, at such time (if ever) as the Company has issued stock to raise capital in such amounts as results in the decrease of U.S. Energy Corp.'s ownership of the Company to less than 50%, and an unsolicited hostile takeover was commenced against the Company, the hostile bidders could acquire enough stock to call a special shareholders' meeting to vote on the removal of all directors immediately, and install their own directors. These new directors might not be mindful of the best interests of minority shareholders.

     If Proposal 3 is approved, hostile bidders would be unable to call a special meeting to vote on removal of directors unless there is evidence of grounds for removal for cause.

     Proposal 3 is not intended to thwart a change in control of the company, but is intended to encourage persons who might be interested in acquiring control of the company to negotiate with the board of directors, who would be bound by fiduciary duty to obtain the best terms possible for all shareholders. We have no knowledge of any contemplated unsolicited hostile takeover bid for the Company.

PROPOSAL  4:     INCENTIVE  STOCK  OPTION  PLAN

     The board of directors has adopted an incentive stock option plan, and recommends that the shareholders approve the plan. If approved by the shareholders, options issued under the plan will be qualified for the tax advantages available for option plans under section 422 of the Internal Revenue Code. No options have been issued under this plan to date, and there are no current plans to issue options.

     2,000,000 shares of common stock will be reserved initially under the plan. At such time as options have been granted to purchase 2,000,000 shares, the number of shares available for issuance under additional options will be automatically increased to be a number equal to 20% of the issued and outstanding shares of common stock of the Company.

     Options will be issued from time to time by the board of directors only to officers and other employees, at an exercise price equal to market price of the stock at issue date. Generally, options will have a maximum term of 10 years, vest at times determined by the board of directors, and be exercisable only while the grantee is employed by the company (and for 90 days thereafter if terminated other than for cause). If the grantee dies, the option would remain exercisable for 12 months thereafter.

PROPOSAL  5:  RATIFICATION  OF  THE  APPOINTMENT  OF  INDEPENDENT  AUDITORS

     The board of directors seeks shareholder ratification of the board's appointment of Grant Thornton LLP, certified public accountants, to act as the auditors of our financial statements for the fiscal year ending December 31, 2004. The audit committee has recommended that the board retain this auditing firm for 2004. Grant Thornton audited our financial statements for the fiscal years ended May 31, 2002 and 2001, the seven month period ended December 31, 2002, and the calendar year ended December 31, 2003. The board has not determined what action, if any, would be taken should the appointment of Grant Thornton not be ratified at the meeting.

     PRINCIPAL  ACCOUNTING  FEES  AND  SERVICES

     Grant Thornton LLP billed us for services as follows for the year ended December 31, 2003, the seven months ended December 31, 2002, and the year ended May 31, 2002. Amounts and percentages reflect billings received after December 31 of those periods.



                           Year Ended        Seven Months Ended     Year Ended
                        December 31, 2003    December 31, 2002     May 31, 2002
Audit Fees(a)          $           21,600   $            22,200   $      46,000
                                       81%                   90%             86%

Audit-Related Fees(b)  $               --   $                --   $          --
                                       --                    --              --

Tax Fees(c)            $            5,200   $             2,400   $       7,200
                                       19%                   10%             14%

All Other Fees(d):     $               --   $                --   $          --
                                       --                    --              --


     (a) Includes fees for audit of the annual financial statements and review of quarterly financial information filed with the Securities and Exchange
Commission  and  service  provided  for  statutory  and  regulatory  filings.

     (b) For assurance and related services that were reasonably related to the performance of the audit or review of the financial statements, which fees are not included in the Audit Fees category. The company had no Audit-Related Fees for the periods covered.

     (c) For tax compliance, tax advice, and tax planning services, relating to any and all federal and state tax returns as necessary for the periods covered.

     (d) For services and products provided by the principal accountant other than services included in (a) through (c) above. No such services and products in this category were provided in the periods covered.

     Our audit committee approves the terms of engagement before we engage Grant Thornton for audit and non-audit services, except as to engagements for services outside the scope of the original terms, in which instances the services have been provided pursuant to pre-approval policies and procedures, established by the audit committee. These pre-approval policies and procedures are detailed as to the category of service and the audit committee is kept informed of each service provided. These policies and procedures, and the work performed pursuant thereto, do not include any delegation to management of the audit committee's responsibilities under the Securities Exchange Act of 1934.

     The services provided for Audit-Related Fees, Tax Fees and All Other Fees were delivered pursuant to pre-approval policies and procedures established by the audit committee.

                            Copies of Our Form 10-K

     Promptly upon receiving a request from any shareholder, without charge, we will send to the requester a copy of our Annual Report on Form 10-K for the year ended December 31, 2003, with exhibits, as filed with the Securities and Exchange Commission. Please address your request to Daniel P. Svilar, Secretary, at Crested Corp., 877 North 8th West, Riverton, WY 82501, telephone (307) 856-9271. You also may fax your request to him at 307.857.3050.

                                    EXHIBITS

     Exhibit  No.  Description  of  Exhibit
        99.1       Certification  by  Audit  Committee
        99.2       Nominating  Committee  Charter

PROXY                            CRESTED CORP.                             PROXY

     KNOW ALL PERSONS: That the undersigned shareholder of Crested Corp. (the "Company") in the amount noted below, hereby constitutes and appoints Messrs. John L. Larsen and Harold F. Herron, or either of them with full power of substitution, as attorneys and proxies, to appear, attend and vote all of the shares of stock standing in the name of the undersigned at the Annual Meeting of the Company's shareholders to be held at the Company's Offices at 877 North 8th West, Riverton, Wyoming 82501 on Tuesday, August 10, 2004 at 10:00 a.m., local time, or at any adjournments thereof upon the following:

     THE PROXIES WILL VOTE: (1) AS YOU SPECIFY BELOW; (2) AS THE BOARD OF DIRECTORS RECOMMENDS WHERE YOU DO NOT SPECIFY YOUR VOTE ON A MATTER LISTED ON THIS CARD, AND (3) AS THE PROXIES DECIDE ON ANY OTHER MATTER.

     The Board of Directors Recommends You Vote in Favor of the Director Nominees, in Favor of the Two Amendments to the Articles of Incorporation, in Favor of the Incentive Stock Option Plan, and in Favor of Ratifying the Selection of Independent Auditors.

     If you wish to vote on all matters as the Board of Director recommends, please sign, date and return this card. If you wish to vote on items individually, please also mark the appropriate boxes below.

     INSTRUCTION:  Mark  only  one  box  on  each  line.

     1.  Election  of  Directors:



                  Daniel P. Svilar  (term expires 2005)     FOR      ABSTAIN
                                                         ---      ---
                  Michael D. Zwickl  (term expires 2005)    FOR      ABSTAIN
                                                         ---      ---
                  Harold F. Herron  (term expires 2006)     FOR      ABSTAIN
                                                         ---      ---
                  Keith G. Larsen  (term expires 2006)      FOR      ABSTAIN
                                                         ---      ---
                  John L. Larsen  (term expires 2007)       FOR      ABSTAIN
                                                         ---      ---


     2. Amendment of articles of incorporation, to increase the number of shares of common stock authorized to 100,000,000.

                       FOR       AGAINST       ABSTAIN
                    ---       ---           ---

     3. Amendment of articles of incorporation, to allow shareholders to remove directors only for cause.

                       FOR       AGAINST       ABSTAIN
                    ---       ---           ---

     4.  Incentive  Stock  Option  Plan.

                       FOR       AGAINST       ABSTAIN
                    ---       ---           ---

     5.  Ratification  of  appointment  of  Grant  Thornton  LLP.

                       FOR       AGAINST       ABSTAIN
                    ---       ---           ---

PROXY                            CRESTED  CORP.                            PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. THE SHARES REPRESENTED HEREBY WILL BE VOTED AS PROVIDED ON THE REVERSE SIDE.

Sign your name exactly as it appears on the mailing label below. It is important to return this Proxy properly signed in order to exercise your right to vote, if you do not attend in person. When signing as an attorney, executor, administrator, trustee, guardian, corporate officer, etc., indicate your full title as such.

                                        ----------------------------------------
                                        (Sign on this line - joint holders may
                                                     sign appropriately)

                                        --------------------  ------------------
                                        (Date)                (Number of Shares)
                                        PLEASE NOTE: Please sign, date and place
                                        this  Proxy  in  the  enclosed
                                        self-addressed, postage prepaid envelope
                                        and  deposit  it  in the mail as soon as
                                        possible.
                                        Please  check  if  you  are  planning to
                                        attend  the  meeting
                                                             ---
                                        If the address on the mailing label is not correct, please provide the correct address in the following space.

                                        ----------------------------------------

                                        ----------------------------------------